UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 6, 2004

APOGEE ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Minnesota	0-6365	41-0919654
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7900 Xerxes Avenue South, Suite 1800, Minneapolis, Minnesota	55431
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(952) 835-1874

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)	On October 7, 2004, Robert L. Edwards, a member of the Board of Directors of Apogee Enterprises, Inc. (the “Company”), resigned from the Company’s Board of Directors.

(d)	On October 6, 2004, the Board of Directors of the Company elected a new director, Mark A. Burke. There are no arrangements or understandings between Mr. Burke and any other persons pursuant to which Mr. Burke was selected as a director. Mr. Burke will serve on the finance committee of the Company’s Board of Directors. During fiscal 2004, Mr. Burke served as President and Chief Executive Officer of Vitro America, Inc. (“Vitro America”). The skylight division of Vitro America purchased glass in the aggregate amount of $2,300,000 from Viracon, Inc., a wholly owned subsidiary of the Company, during fiscal 2004. The terms of all such purchases were negotiated at arms’ length and resulted in terms as fair to the Company as could have been obtained from third parties, and Mr. Burke did not have a material interest in any such purchases. Sales of glass to Vitro America accounted for less than 1% of the Company’s revenue during fiscal 2004.

A press release, dated October 11, 2004, announcing Mr. Edwards’s resignation from, and Mr. Burke’s election to, the Company’s Board of Directors is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c)	The following exhibit is being filed with this report:

99.1	Press Release, dated October 11, 2004, of Apogee Enterprises, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOGEE ENTERPRISES, INC.

By:	/s/ William F. Marchido
William F. Marchido Chief Financial Officer

Date: October 12, 2004

EXHIBIT INDEX

99.1	Press Release, dated October 11, 2004, of Apogee Enterprises, Inc.